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                                                                   EXHIBIT 10.23

                                 March 26, 1999


To:  ATGF II
     Litton Master Trust
     James Stableford
     Emeric McDonald
     Anthony Ciulla

     Notwithstanding any provision of that certain Fourth Restated Investors Rights Agreement (the "Investor Rights Agreement"), dated as of January 7, 1999 and as amended as of the date hereof, among CrossWorlds Software, Inc. (the "Company") and the other parties thereto, if the Company intends to effect its initial public offering ("IPO"), each of you ("Investor") shall have a right of first refusal to purchase in the IPO (excluding any over-allotment option) an amount of securities which the Company proposes to sell in the IPO equal to 100% of the amount sufficient to maintain such Investor's proportionate beneficial ownership interest in the Company (determined without reference to any over-allotment option) attributable only to the Series E Preferred Stock of the Company (or Common Stock issued upon conversion of the Series E Preferred Stock, or a combination thereof) held by such Investor ("Investor Series E Preferred Stock"), in accordance with the provisions of this letter, or such other procedure as the Company shall agree upon in writing with the holders of a majority of all outstanding shares of Investor Series E Preferred Stock (or Common Stock issuable upon conversion of the Investor Series E Preferred, or a combination thereof).

     The Company shall provide (or cause the underwriters to provide) each of the Investors with a copy of the preliminary prospectus included in the registration statement for such IPO at least 10 days prior to the anticipated effective date of such IPO, and shall at such time provide (or cause the underwriters to provide) each Investor with reasonable instructions for contacting the underwriters of the IPO to arrange for the purchase by each such Investor in the IPO of the securities which such Investor is entitled to purchase pursuant to this letter. For purposes of determining the pro rata interest of each Investor, each security holder of the Company shall be treated as owning that number of shares of Common Stock into which any outstanding convertible securities may be converted and for which any outstanding options may be exercised. Any Investor desiring to participate in the IPO pursuant to this letter shall follow such reasonable instructions and shall inform the underwriters of its intention to exercise its rights hereunder within 5 days after receiving such preliminary prospectus.

     To the extent that the Investors have not so offered to purchase all of the shares available to them for purchase pursuant to this letter within 5 days of the anticipated effective date of the registration statement for the IPO, the Company or the underwriters shall inform those Investors who have so offered to participate in the IPO pursuant to this letter of such number of available shares not so offered to be purchased (the "Excess Shares"), and each of the Investors who has offered to participate in the IPO shall have the right to purchase the Excess Shares on a pro rata basis (based upon the number of shares each such Investor was originally entitled to purchase pursuant to this ); provided, however, that the maximum number of Excess Shares which any Investor shall be entitled to purchase shall be an amount which results in such Investor participating in the IPO on a pro rata basis to the extent necessary to
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maintain 100% of such Investor's proportionate beneficial interest in the
Company as a Series E Preferred Stock holder (determined as provided above).

     The foregoing right may be transferred to any transferee of at least 50,000 shares of Series E Preferred Stock or to any person who is an Amerindo Affiliate, as such term is defined below. The foregoing right shall be subject to applicable SEC and NASD rules and regulations and shall be subject to cut back to the extent deemed necessary by the managing underwriter in the IPO as being necessary to the success of the offering for reasons which it shall set forth in writing.

     In addition, each Investor agrees that during the one hundred eighty (180) day period following the effective date of the IPO, it shall not sell, offer to sell, or otherwise transfer or dispose of the shares of the Company acquired though exercise of the rights granted to such Investor pursuant to this letter. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares held by each Investor (and the shares of every other person subject to the foregoing restriction) until the end of such period. Each Investor agrees to execute the form of such market stand-off agreement as may be reasonably requested by the underwriters.

     It is hereby further agreed that Amerindo Investment Advisors Inc. and each of its affiliated companies under common control with it, as well as each of its and their respective employees and each of its and their clients with assets under management by any of them shall be deemed to be "affiliates" of each other and "affiliated" with each other for all purposes of this letter agreement.
Each such person is herein referred to as an "Amerindo Affiliate."

     Finally, it is also understood and agreed that notwithstanding anything contained in the Stock Purchase Agreement among the Investors, the Company and the other parties thereto, or Investor Rights Agreements to the contrary or in any future amendment thereto to which all Amerindo Affiliates then holding Series E Preferred Stock (including shares of Common Stock issued on conversion thereof) have not expressly consented in writing), the market stand-off agreement provided for in Section 1.11 of such Investor Rights Agreement shall not be deemed to extend to, and no Amerindo Affiliate shall be required to enter into any such arrangement purporting to extend to, any securities of the Company acquired by any Amerindo Affiliate in the open market following the IPO, or to any securities of the Company acquired by any Amerindo Affiliate in the IPO, other than shares acquired by an Amerindo Affiliate pursuant to the IPO right provided for in this letter.

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                                    Very truly yours,

                                    CROSSWORLDS SOFTWARE, INC.



                                    By: /s/ K. A. Garnett
                                        _______________________________
                                        Katrina A. Garnett
                                        President and Chief Executive Officer



                             [Signatures Continue]

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Agreed and Accepted as of the Date Above:

ATGF II

By: /s/ Alberto W. Vilar
    ___________________________________
    Name: Alberto W. Vilar
    Title: Director

Litton Master Trust

By:  Amerindo Investment Advisors Inc..
     Attorney-in-Fact

     By: /s/ Alberto W. Vilar
         ______________________________
         Name: Alberto W. Vilar

/s/ James Stableford
______________________________
James Stableford

/s/ Emeric McDonald
_______________________________
Emeric McDonald

/s/ Anthony Ciulla
______________________________
Anthony Ciulla

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